AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT, effective as of the dates indicated on Schedule A, shall be between LINCOLN INVESTMENT ADVISORS CORPORATION (“LIAC”) and LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the “Trust”), on behalf of each series (each, a “Fund”) set forth in Schedule A to this Expense Limitation Agreement.

WHEREAS, the Trust’s Board of Trustees has determined that it is in the best interests of each Fund to enter into an Expense Limitation Agreement.

WHEREAS, the Trust and LIAC previously entered into an Expense Limitation Agreement dated March 7, 2013.

WHEREAS, the Trust and LIAC seek to amend and restate such Expense Limitation Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1.	Expense Limitation.

(a) Applicable Expense Limit. To the extent that the ordinary operating expenses (“Fund Operating Expenses”) incurred by a Fund in any fiscal year, including, but not limited to, investment management fees of LIAC and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940 Act (the “1940 Act”) (but excluding Enumerated Expenses, as defined below), exceed the Operating Expense Limit, as defined below, such excess amount (the “Excess Amount”) shall be the liability of LIAC.

(b) Enumerated Expenses. Enumerated Expenses shall mean (i) interest, taxes, dividends tied to short sales, and brokerage commissions; (ii) underlying fund fees and expenses; (iii) other expenses attributable to, and incurred as a result of, a Fund’s investments; and (iv) extraordinary expenses (including litigation expenses) not incurred in the ordinary course of a Fund’s business.

(c) Operating Expense Limit. The Operating Expense Limit in any year with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of each Fund.

(d) Method of Computation. To determine LIAC’s obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund shall be estimated and accrued. Each day, a Fund shall also calculate an Operating Expense Limit Amount, based on each Fund’s average net assets and its Annual Expense Limit. If the total expenses exceed the Operating Expense Limit Amount, a Fund shall record a receivable from LIAC in an amount equal to the Excess Amount less any such receivables previously recorded for the fiscal period. Shortly after the end of each month, each Fund shall deliver to LIAC a statement indicating the Excess Amount owed to that Fund for the month and LIAC will remit to that Fund an amount that is sufficient to pay that monthly Excess Amount. LIAC’s method of notification and payment to each Fund shall be as mutually agreed upon by LIAC and the Fund.

(e) Adjustment Payments. At least annually, and more frequently throughout the year if mutually agreed to by the parties, an adjustment payment shall be made by the appropriate party in order that the payments remitted by LIAC to each Fund with respect to the previous fiscal year shall equal the Excess Amount for that Fund.

2.	Possible Reimbursement.

LIAC hereby retains the right to receive reimbursements of Excess Amounts waived or paid on or after May 1, 2019 by LIAC under this Agreement, and each Fund hereby agrees to such reimbursements, for a period of three years after the occurrence of any waiver and/or reimbursement, provided that the Fund is able to effect such payments to LIAC and remain in compliance with the Operating Expense Limit in effect at the time the waiver or payment of Excess Amounts occurred and the Operating Expense Limit in effect at the time such reimbursement is sought.

3.	Term and Termination of Agreement.

This Agreement will continue with respect to each Fund in accordance with the dates indicated on Schedule A, and renew automatically for one year terms unless LIAC provides written notice of termination of the Agreement to each such Fund at least ten (10) days prior to the end of the then current term.

4.	Miscellaneous.

(a) Nothing herein contained shall be deemed to require the Trust or a Fund to take any action contrary to the Trust’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Trust of its responsibility regarding the affairs of the Trust or a Fund.

(b) Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Investment Management Agreement or the 1940 Act.

The parties hereto have caused this EXPENSE LIMITATION AGREEMENT to be signed by their duly authorized officers as of the 26th day of April 2019.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Jayson R. Bronchetti Name: Jayson R. Bronchetti Title: President	/s/ William P. Flory, Jr. Name: William P. Flory, Jr. Title: Vice President & Chief Accounting Officer

SCHEDULE A

EXPENSE LIMITATION AGREEMENT

THIS SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to this Amended and Restated Expense Limitation Agreement dated April 26, 2019.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
Lincoln iShares® Fixed Income Allocation Fund	0.15%	N/A	May 1, 2019	April 30, 2020
Lincoln iShares® Global Growth Allocation Fund	0.20%	N/A	May 1, 2019	April 30, 2020
Lincoln iShares® U.S. Moderate Allocation Fund	0.19%	N/A	May 1, 2019	April 30, 2020
LVIP American Century Select Mid Cap Value Managed Volatility Fund	0.90%	1.25%	May 1, 2019	April 30, 2020
LVIP Baron Growth Opportunities Fund	0.93%	1.18%	May 1, 2019	April 30, 2020
LVIP BlackRock Advantage Allocation Fund	0.73%	0.98%	May 1, 2019	April 30, 2020
LVIP BlackRock Global Allocation Fund	0.73%	0.98%	April 1, 2019	April 30, 2020
LVIP ClearBridge Large Cap Managed Volatility Fund	0.10%	0.45%	May 1, 2019	April 30, 2020
LVIP ClearBridge QS Select Large Cap Managed Volatility Fund	0.68%	1.03%	May 1, 2019	April 30, 2020
LVIP Delaware Wealth Builder Fund	0.71%	0.96%	May 1, 2019	April 30, 2020
LVIP Dimensional International Core Equity Fund	0.68%	0.93%	May 1, 2019	April 30, 2020
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.42%	0.67%	May 1, 2019	April 30, 2020
LVIP Franklin Templeton Value Managed Volatility Fund	0.05%	0.40%	May 1, 2019	April 30, 2020

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund	0.10%	0.45%	May 1, 2019	April 30, 2020
LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.33%	0.58%	May 1, 2019	April 30, 2020
LVIP Goldman Sachs Income Builder Fund	0.75%	1.00%	May 1, 2019	April 30, 2020
LVIP Invesco Diversified Equity-Income Managed Volatility Fund	0.07%	0.42%	May 1, 2019	April 30, 2020
LVIP Invesco Select Equity Income Managed Volatility Fund	0.57%	0.92%	May 1, 2019	April 30, 2020
LVIP JPMorgan Retirement Income Fund	0.476%	0.726%	May 1, 2019	April 30, 2020
LVIP Loomis Sayles Global Growth Fund	0.77%	1.12%	May 1, 2019	April 30, 2020
LVIP MFS International Equity Managed Volatility Fund	0.20%	0.45%	May 1, 2019	April 30, 2020
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.22%	0.57%	May 1, 2019	April 30, 2020
LVIP PIMCO Low Duration Bond Fund	0.54%	0.79%	May 1, 2019	April 30, 2020
LVIP SSGA Conservative Index Allocation Fund	0.20%	0.45%	May 1, 2019	April 30, 2020
LVIP SSGA Emerging Markets Equity Index Fund	0.50%	0.75%	May 1, 2019	April 30, 2020
LVIP SSGA International Index Fund	0.40%	0.65%	May 1, 2019	April 30, 2020
LVIP SSGA International Managed Volatility Fund	0.25%	0.50%	May 1, 2019	April 30, 2020
LVIP SSGA Large Cap Managed Volatility Fund	0.25%	0.50%	May 1, 2019	April 30, 2020

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP SSGA Short-Term Bond Index Fund	0.3625%	0.6125%	May 1, 2019	April 30, 2020
LVIP SSGA SMID Cap Managed Volatility Fund	0.25%	0.50%	May 1, 2019	April 30, 2020
LVIP T. Rowe Price 2010 Fund	0.27%	0.52%	May 1, 2019	April 30, 2020
LVIP T. Rowe Price 2020 Fund	0.24%	0.49%	May 1, 2019	April 30, 2020
LVIP T. Rowe Price 2030 Fund	0.25%	0.50%	May 1, 2019	April 30, 2020
LVIP T. Rowe Price 2040 Fund	0.26%	0.51%	May 1, 2019	April 30, 2020
LVIP T. Rowe Price 2050 Fund	0.27%	0.52%	May 1, 2019	April 30, 2020
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.33%	0.58%	May 1, 2019	April 30, 2020
MASTER-FEEDER FUNDS
LVIP American Global Small Capitalization Fund	0.10% [1] Service II Class	N/A	May 1, 2019	April 30, 2020

1 Applies only to “Other Expenses” as such term is used in the Fund’s prospectus.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of April 26, 2019, and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION By: /s/ Jayson R. Bronchetti Name: Jayson R. Bronchetti Title: President

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By:      /s/ William P. Flory, Jr.

Name: William P. Flory, Jr.

Title:  Vice President & Chief Accounting Officer